Special Shareholders' Meeting

     On December 17, 1998, a special shareholders' meeting was held. Cash Equivalent Funds shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1.) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

                                   FOR       AGAINST        ABSTAIN

Money Market Portfolio        716,142,588   5,427,957      16,772,116

Government Securities
  Portfolio                   348,323,769    4,347,588      5,606,356

Tax Exempt Portfolio          193,372,477    1,914,877      2,587,851


2.) To modify or eliminate certain policies and to eliminate the shareholder approval require ment as to certain other matters. This item was approved.

Investment objectives

                                   FOR        AGAINST        ABSTAIN

Money Market Portfolio        231,736,214    16,454,492     27,119,043

Government Securities
  Portfolio                   119,994,863     9,558,524     11,105,115

Tax Exempt Portfolio           85,650,956     9,454,550      5,215,929


Investment policies

                                  FOR        AGAINST        ABSTAIN

Money Market Portfolio        231,794,754    16,395,952     27,119,043

Government Securities
  Portfolio                   120,068,702     9,484,685     11,105,115

Tax Exempt Portfolio           85,757,255     9,348,251      5,215,929

Diversification
                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        232,392,033    15,798,672     27,119,043

Government Securities
  Portfolio                   120,290,004     9,263,383     11,105,115

Tax Exempt Portfolio           85,781,507     9,323,999      5,215,929

Borrowing
                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,802,207    16,388,498     27,119,043


Government Securities
  Portfolio                   119,788,619     9,764,768     11,105,115

Tax Exempt Portfolio           85,651,006     9,454,501      5,215,929

Senior securities
                                  FOR         AGAINST         ABSTAIN

Money Market Portfolio        232,531,493    15,659,212     27,119,042

Government Securities
Portfolio                    120,230,188      9,323,199     11,105,115

Tax Exempt Portfolio          85,849,872      9,255,635      5,215,929

Concentration
                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        232,443,027    15,747,678     27,119,042



Government Securities
  Portfolio                   120,275,888     9,277,499     11,105,115

Tax Exempt Portfolio           85,786,191     9,319,315      5,215,929

Underwriting of securities

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        232,474,582    15,716,123     27,119,042

Government Securities
  Portfolio                   120,212,884     9,340,503     11,105,115

Tax Exempt Portfolio           85,831,154     9,274,352      5,215,929

Investment in real estate

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,799,921    16,390,785     27,119,043

Government Securities
  Portfolio                   120,043,693     9,509,694     11,105,115

Tax Exempt Portfolio           85,803,731     9,301,776      5,215,929

Purchase of commodities

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,451,989    16,738,717     27,119,043

Government Securities
  Portfolio                   119,620,520     9,932,868     11,105,115

Tax Exempt Portfolio           85,756,051     9,349,456      5,215,929

Lending

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        232,288,084    15,902,622     27,119,043

Government Securities
  Portfolio                   119,987,836     9,565,551     11,105,115

Tax Exempt Portfolio           85,814,993     9,290,513      5,215,929

Margin purchases and short sales

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        230,895,235    17,295,470     27,119,043

Government Securities
  Portfolio                   119,515,100    10,038,287     11,105,115

Tax Exempt Portfolio           85,560,620    9,544,886       5,215,929

Purchases of securities of related issuers

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        232,057,560    16,133,145     27,119,043

Government Securities         119,972,191     9,581,196     11,105,115
  Portfolio

Tax Exempt Portfolio           85,791,607     9,313,900      5,215,929


Pledging of assets

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,853,618    16,337,088     27,119,043

Government Securities         119,694,192     9,859,195     11,105,115
  Portfolio

Tax Exempt Portfolio           85,668,382     9,437,125      5,215,929

Restricted and illiquid securities

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,683,134    16,507,572     27,119,043

Government Securities         119,838,201     9,715,186     11,105,115
  Portfolio

Tax Exempt Portfolio           85,708,892     9,396,615      5,215,929



Purchases of securities

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        232,085,300    16,105,406     27,119,043

Government Securities
  Portfolio                   119,973,761     9,579,626     11,105,115

Tax Exempt Portfolio           85,810,980     9,294,527      5,215,929


Purchases of puts and calls

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,061,889    17,128,816     27,119,043

Government Securities         119,787,362     9,766,025     11,105,115
  Portfolio

Tax Exempt Portfolio           85,697,643     9,407,864      5,215,929


Investment for the purpose of exercising control or management

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,555,509    16,635,197     27,119,043

Government Securities         120,031,862     9,521,55      11,105,115
  Portfolio

Tax Exempt Portfolio           85,796,616     9,308,891      5,215,929

Investment in mineral exploration

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        230,977,737    17,212,968     27,119,043

Government Securities         119,355,245    10,198,143     11,105,115
  Portfolio

Tax Exempt Portfolio           85,493,340     9,612,167      5,215,929


Investment in issuers with short histories

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,127,594    17,063,112     27,119,043

Government Securities         119,478,663    10,074,724     11,105,115
  Portfolio

Tax Exempt Portfolio           85,564,338     9,541,169      5,215,929


Investment in other investment companies

                                 FOR         AGAINST         ABSTAIN


Money Market Portfolio        232,206,825    15,983,880     27,119,043

Government Securities
  Portfolio                   120,063,626     9,489,761     11,105,115

Tax Exempt Portfolio           85,740,151     9,365,355     5,215,929


Investment in non-U.S. Government Securities

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,368,083    16,822,622     27,119,043

Government Securities
  Portfolio                   119,435,457    10,117,930     11,105,115

Tax Exempt Portfolio           85,533,771     9,571,736      5,215,929


Investment other than in accordance with objective and policies

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        231,054,996    17,135,710     27,119,043

Government Securities
  Portfolio                   119,357,271    10,196,949     11,104,283

Tax Exempt Portfolio           85,690,335     9,415,171      5,215,929


Investment in municipal securities

                                 FOR         AGAINST         ABSTAIN

Money Market Portfolio        232,513,084    15,677,621     27,119,043

Government Securities
  Portfolio                   120,221,865     9,331,522     11,105,115

Tax Exempt Portfolio           85,719,736     9,385,771      5,215,929